Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of LTC Properties, Inc. (the “Company”) hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission (the ”Report”) that to his or her knowledge:

(1)              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chief Executive Officer and President
November 2, 2007

/s/ PAMELA SHELLEY-KESSLER
Pamela Shelley-Kessler
Senior Vice President, Chief Financial Officer and Corporate Secretary
November 2, 2007

NOTE:

The foregoing certification is being furnished (but not filed) solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LTC Properties, Inc. and will be retained by LTC Properties, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.